Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

VisionWave Holdings, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 30, 2025, with respect to our audit of consolidated financial statements of VisionWave Holdings, Inc. as of September 30, 2025 and 2024 and for the year ended September 30, 2025 and for the period ended from March 20, 2024 (date of inception) to September 30, 2024.

We also consent to the reference to us under the heading “Experts” in the registration statement.

/s/ RBSM LLP

New York, NY

May 28, 2026